                                                                       EXHIBIT 3

                               PLEDGE AGREEMENT

        PLEDGE AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this "Agreement") dated as of July 30, 1996, made by
                                  ---------
the PRICE REVOCABLE TRUST, a trust organized under the laws of California pursuant to the Price Revocable Trust Amendment in Entirety, dated February 9, 1987, as amended to date and as the same may hereafter by amended, supplemented or otherwise modified from time to time (the "Pledgor"), to NATIONSBANK OF
                                              -------
TEXAS, N.A. (the "Lender").
                  ------

                            PRELIMINARY STATEMENTS

        (1) The Lender has entered into a Credit Agreement dated as of July 30, 1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not
                         ----------------
otherwise defined herein being used herein as therein defined) with Golf Enterprises, Inc., a Kansas corporation (the "Borrower"). The Pledgor, as owner
                                              --------
of 100 percent of the outstanding shares of stock of the Borrower, will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

        (2) The Pledgor is the owner of the partnership units evidencing limited partnership interests (the "Pledged Units") in National Golf Operating
                            -------------
Partnership, L.P., a Delaware limited partnership (the "Operating Partnership")
                                                        ---------------------
described on Schedule I.

        (3) It is a condition precedent to the making of Advances by the Lender under the Credit Agreement that the Pledgor shall have made the pledge contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make Advances under the Credit Agreement, the Pledgor hereby agrees as follows:

        Section 1. Pledge. The Pledgor hereby pledges and assigns to the Lender,
                   ------
and grants to the Lender a security interest in, the following (the "Pledged
                                                                     -------
Collateral"):
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             (i) the Pledged Units and the certificates evidencing the
     Pledged Units, and all rights of the Pledgor appurtenant to the Pledged Units, including, without, limitation:

                  (A) the right of the Pledgor with respect to the Pledged Units to (x) exchange (the "Exchange Rights") the Pledged Units for shares
                                ---------------
          of the Common Stock, par value $.01 per share ("NGP Common Stock"), of
                                                          ----------------
          National Golf Properties, Inc., a Maryland corporation ("NGP"), and
                                                                   ---
          (y) put (the "Put Rights") the Pledged Units to NGP, as general
                        ----------
          partner of the Operating Partnership, for cash, in each case pursuant to the Agreement of Limited Partnership of the Operating Partnership dated as of August 18, 1993 (as amended as of July 25, 1996 and July 29, 1996 and as the same may hereafter be amended, supplemented or otherwise modified from time to time, the "Partnership Agreement");
                                                     ---------------------

PLEDGE AGREEMENT
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                                       2

             (B) all rights of the Pledgor to receive moneys due and all distributions, income, cash, instruments and other property received or receivable in respect of, or in exchange for, the Pledged Units (including, without limitation, NGP Common Stock), whether under or pursuant to the Partnership Agreement or otherwise;

             (C) claims of the Pledgor for damages arising out of or for breach of or default under the Partnership Agreement to the extent attributable to the Pledged Units; and

             (D) the right of the Pledgor to terminate the Partnership Agreement, to perform thereunder and to compel performance and otherwise exercise any rights, powers or remedies thereunder; and

        (ii) all proceeds of any and all of the foregoing Pledged Collateral (including, without limitation, proceeds that constitute property of the types described above).

        Section 2. Security for Secured Obligations. This Agreement secures the
                   --------------------------------
payment of all obligations of the Borrower now or hereafter existing under the Loan Documents, whether direct of indirect, absolute or contingent, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal (including reimbursement for amounts drawn under, and the obligation to provide cash collateral in respect of, Letters of Credit), interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations secured hereby being the "Secured Obligations"). Without limiting the generality of the foregoing,
     -------------------
this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Borrower to the Lender under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding.

        Section 3. Delivery of Pledged Collateral. All certificates, instruments
                   ------------------------------
and other documents, if any, representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. All Pledged Collateral existing on the date hereof shall be delivered to the Lender on or prior to the date hereof. Any Pledged Collateral in which the Pledgor obtains rights after the date hereof shall be pledged and delivered to the Lender hereunder within 5 Business Days of obtaining such rights. The Lender shall the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 5(a). In addition, the Lender shall have the right at any time to exchange certificates, instruments or other documents, if any, representing or evidencing Pledged Collateral for certificates, instruments or other documents, if any, of smaller or larger denominations.

        Section 4. Representations and Warranties. The Pledgor represents and
                   ------------------------------
warrants as follows:

        (a) Pledgor is a trust duly formed, validly existing and in good standing under the laws of the State of California.

PLEDGE AGREEMENT
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                                       3

        (b) The execution, delivery and performance of this Agreement by the Pledgor are within the Pledgor's power and authority, have been duly authorized by all necessary action and do not and will not (i) contravene the Price Revocable Trust Amendment in Entirety dated February 9, 1987 by and between David G. Price and Dallas P. Price as "Grantors" and David G. Price as "Trustee," as amended to date, or any applicable trust or other laws, (ii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Pledgor or any of its properties or (iii) result in or require the creation or imposition of any Lien upon or with respect to the Pledged Collateral (other than Liens in favor of the Lender). David G. Price is the sole trustee of the Pledgor and has full authority, acting alone in such capacity, to bind the Pledgor hereto and to grant the security interests and pledge contemplated hereby.

        (c) This Agreement has been duly executed and delivered by the Pledgor and is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

        (d) Neither the execution, delivery and performance of this Agreement by the Pledgor nor the exercise by the Lender of its rights in respect of the Pledged Units will cause (i) the dissolution, winding-up, liquidation or termination of the Operating Partnership or (ii) any breach or default under the Partnership Agreement.

        (e) The chief place of business and chief executive office of the Pledgor and the office where Pledgor keeps its records concerning the Pledged Collateral and original copies of the Partnership Agreement are located at its address specified in Section 22 hereof.

        (f) The Partnership Agreement has been duly authorized, executed and delivered by Pledgor, has not, prior to the date hereof, been amended except as set forth in the definition thereof and has not, after the date hereof, been amended, altered, supplemented or modified except as not prohibited hereunder and is in full force and effect and is binding upon and enforceable against Pledgor in accordance with its terms. There exists no default under the Partnership Agreement by Pledgor. Pursuant to the Partnership Agreement, all interests of the Pledgor in the Operating Partnership are expressed as partnership units (including the Pledged Units), each of which are evidenced by certificates in the form attached as an exhibit to the Partnership Agreement as of the date hereof, and no transfer of partnership units (including the Pledged Units) will be recognized by the Operating Partnership without a corresponding delivery to the transferee of such certificates evidencing such partnership units (including the Pledged Units).

        (g) The Partnership Agreement and the certificate of partnership of the Operating Partnership are the only agreements and instruments governing the affairs and operation of the Operating Partnership.

        (h) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of all Liens (other than Liens in favor of the Lender hereunder). All Pledged Units have been duly authorized and validly issued and are fully paid and non assessable.

PLEDGE AGREEMENT
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                                       4

        (i) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations. No financing statements covering any of the Pledged Collateral are on file in any public office, except financing statements in favor of the Lender.

        (j) The Pledged Units evidence limited partnership interests in the Operating Partnership owned by the Pledgor. The Cash Amount (as defined in the Partnership Agreement) of the Pledged Units as of the Closing Date (calculated as if a Notice of Put (as defined in the Partnership Agreement) with respect to all of the Pledged Units was received by the General Partner (as defined in the Partnership Agreement) on the Closing Date) equals or exceeds $40,000,000.

        (k) The aggregate number of Partnership Units (such term being used herein as defined in the Partnership Agreement) pledged to Bank of America NT&SA ("BofA") is 1,034,600 (the "BofA Pledged Units"). The maximum number of Partnership Units with respect to which the Pledgor could exercise an "Exchange" or a "Put" (as such terms are defined in the Partnership Agreement) at any one time in accordance with the terms of the Partnership Agreement is at least 2,672,702. The maximum number of Partnership Units with respect to which David
G. Price could exercise an "Exchange" or a "Put" (as such terms are defined in the Partnership Agreement) at any one time in accordance with the terms of the Partnership Agreement is at least 2,672,702. Assuming the Lender was authorized pursuant to the terms hereof, and BofA was authorized pursuant to the terms of the pledge agreement governing the BofA Pledged Units, each of the Lender and BofA acting alone (if authorized pursuant to the terms of the Intercreditor Agreement), or the Lender and BofA acting jointly, would be entitled pursuant to the terms of the Partnership Agreement to exercise, at such time, the "Exchange" or the "Put" with respect to all Pledged Units (in the case of the Lender) and all BofA Pledged Units (in the case of BofA) and, if the Put was so exercised, the General Partner (as defined in the Partnership Agreement) would be required to purchase all Pledged Units from the Lender and all BofA Pledged Units from BofA for cash in an amount equal to the Put Amount (as defined in the Partnership Agreement as in effect on the date hereof).

        (l) The originals (including duplicate originals, if any) of all certificates, instruments and other documents representing or evidencing the Pledged Collateral have been delivered to the Lender.

        (m) No bankruptcy, insolvency or similar proceedings of any nature are pending against the Pledgor or the Operating Partnership.

        (n) The Pledgor has not taken any action, and is not aware of any other event or circumstance, that may or would impair or otherwise interfere with the rights or interests of the Lender under this Agreement.

        (o) No consent of any other person or entity, including, without limitation, any partner of the Operating Partnership, and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the

PLEDGE AGREEMENT
    pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Lender of the voting or other rights (including, without limitation, the exercise by the Lender of the Exchange Rights and the Put Rights with respect of the Pledged Units) provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally and except, with respect to Pledged Collateral other than the Pledged Units, for the filing of a UCC-1 financing statement naming the Pledgor as Debtor and the Lender as Secured Party and describing the Pledged Collateral with the Secretary of State of the State of California).

        (p) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

        (q) The Pledgor has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

        Section 5. Voting Rights; Dividends; Etc. (a) So long as no Event of
                   -----------------------------
    Default shall have occurred and be continuing:

        (i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights (other than the Exchange Rights and the Put Rights) pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement.

        (ii) The Pledgor shall be entitled to receive and retain any and all dividends and other distributions and payments paid in respect of the Pledged Collateral, provided, however, that any and all
                        --------  -------

             (A) dividends and other distributions and payments paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

             (B) dividends and other distributions and payments paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

             (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

    shall be, and shall be forthwith delivered to the Lender to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, be segregated from

PLEDGE AGREEMENT
    the other property or funds of the Pledgor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received by the Pledgor (with any necessary indorsement or assignment).

         (iii) The Lender shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends and other distributions and payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

         (b)    Upon the occurrence and during the continuance of an Event of
    Default:

         (i) All rights of the Pledgor (A) to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5(a)(i) shall, upon notice to the Pledgor by the Lender, cease and (B) to receive the dividends and other distributions and payments which it would otherwise be authorized to receive and retain pursuant to Section 5(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and other distributions and payments.

         (ii) All dividends and other distributions and payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this
    Section 5(b) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Pledged Collateral in the same form as so received the Pledgor (with any necessary indorsement).

         Section 6.  Maintenance, Enforcement and Administration of Pledged
                     ------------------------------------------------------
Collateral. Unless the Lender otherwise consents in writing, the Pledgor shall:
----------

         (a) take all action necessary or appropriate from time to time to maintain this Agreement as an indefeasible first priority perfected Lien in the Pledged Collateral;

         (b) take all action reasonably necessary or appropriate to maintain and enforce its rights, title and interests in respect of the Pledged Collateral;

         (c) comply in all material respects with its obligations in respect of the Pledged Collateral;

         (d) pay all taxes which are or may become a Lien affecting any of the Pledged Collateral;

         (e) not permit or agree to any supplement, modification, amendment, renewal, extension or termination of, or consent or agree to any waiver of or departure from the terms of, or otherwise release any interest in or rights under or in connection with or increase any obligations of the Pledgor in respect of, any of the Pledged collateral;

PLEDGE AGREEMENT

                (f) not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral;

                (g) not create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement;

                (h) with respect to Pledged Collateral evidenced by a certificate, instrument or other document, if any, deliver and assign to the Lender such certificate or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender;

                (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Lender may request, in order to perfect and preserve the pledge, assignment and security interest in the Pledged Collateral;

                (j) mark or cause to be marked conspicuously, at the request of the Lender, each of the Pledgor's records pertaining to the Pledged Collateral with a legend, in form and substance reasonably satisfactory to the Lender, indicating that Pledged Collateral is subject to the Lien granted hereby; and

                (k) not take any other action with respect to any Pledged Collateral which is inconsistent with the purposes of this Agreement or which would adversely affect the rights or interest of the Lender hereunder;

provided that (i) any foreclosure, legal action or other proceeding instituted
-------- ----
by any Pledgor in connection with any Pledged Collateral shall be subject to the prior written consent of the Lender, (ii) the Lender may require that any sale or foreclosure of any Pledged Collateral be conducted in the name of the Pledgor or the Lender (as the Lender may determine in its sole and absolute discretion) and on such other terms and conditions as the Lender may require, in its sole and absolute discretion, and may further require that the proceeds of any such sale or foreclosure (including any property acquired at such sale or foreclosure) be delivered directly to the Lender to be held as additional Pledged Collateral for the Secured Obligations or applied to the Secured Obligations pursuant to the terms hereof, and (iii) if an Event of Default shall have occurred and be continuing and the Pledgor has received notice from the Lender terminating such rights in accordance with Section 5(b)(i) hereof, the Pledgor's rights to vote or grant any consent in respect of, the Pledged Collateral shall cease and all such rights shall thereafter by vested solely in the Lender.

                SectioN 7.  Transfers by the Pledgor; Amendment of Partnership
                            --------------------------------------------------
Agreement; Revaluation of Deemed Partnership Unit Value.  (a)  The Pledgor
-------------------------------------------------------
agrees that it will not, and will cause its Affiliates (as defined in the Partnership Agreement) not to, without the prior written consent of the Lender
(a) sell, lease, assign, pledge, mortgage, hypothecate, encumber, transfer or otherwise dispose of, or suffer any Lien to exist on (other than Liens in favor of the Lender and Liens in favor of BofA in respect of the BofA Pledged Units), any of the Pledged Collateral or any other Partnership Units, (b) exercise the Exchange Rights or Put Rights with respect to the Pledged Units or any other Partnership Units, or (c) agree to, amend, alter, supplement or modify the Partnership Agreement, nor permit to

PLEDGE AGREEMENT
occur any such amendment, alteration, supplement or modification if such amendment, alteration, supplement or modification could limit the Lender's ability to exercise the Exchange or the Put (as such terms are defined in the Partnership Agreement as in effect on the date hereof) or could reduce the Put Amount (as defined in the Partnership Agreement as in effect on the date hereof) payable in respect of the Pledged Units or could otherwise adversely effect the rights and remedies of the Lender hereunder or under any other Loan Document; provided, however, that the Pledgor may and may permit its Affiliates (as
--------  -------
defined in the Partnership Agreement) to (i) sell or otherwise transfer Partnership Units not constituting Pledged Collateral if such sale or other transfer would not reduce the maximum number of Partnership Units with respect to which the Pledgor could exercise an "Exchange" or a "Put" (as such terms are defined in the Partnership Agreement) at any one time and if (except in the case of a sale or other transfer to an Affiliate (as defined in the Partnership Agreement) of the Pledgor) the exercise of any such Exchange or Put by the purchaser or other transferee of such Partnership Units would not reduce or restrict the Lender's ability to exercise such an Exchange or Put if an Event of Default occurred, and (ii) pledge, mortgage, hypothecate, encumber, or suffer Liens to exist on Partnership Units not constituting Pledged Collateral if the lienholder thereof has agreed with the Lender on terms, and pursuant to an agreement in form and substance, reasonably satisfactory to the Lender (A) to limit such lienholder's rights to exercise an Exchange or Put under the Partnership Agreement to the extent necessary so that if the Lender, BofA and all such lienholders acted jointly to exercise a Put under the Partnership Agreement, the Lender would be entitled to exercise such Put with respect to Pledged Units having a Cash Amount (as defined in the Partnership Agreement) as of the date such agreement becomes effective (calculated as if a Notice of
Put (as defined in the Partnership Agreement) with respect to the Pledged Units was received by the General Partner (as defined in the Partnership Agreement) on such date) equals or exceeds an amount equal to the product of 1.33333 times the sum of the principal amount then outstanding of the Term Advance plus the
                                                                 ----
Revolving Commitment in effect at such time, and (B) to give not less than 30 days prior notice of the exercise of by such lienholder of any Exchange or Put rights in respect of Partnership Units, and (C) to act jointly with the Lender in exercising any such Exchange or Put rights unless the right to act jointly is waived by the Lender.

                (b) Upon any redetermination of the "Deemed Value of the Partnership" as contemplated by the definition of such term in the Partnership Agreement, the Pledgor shall promptly deliver to the Lender a certificate setting forth in reasonable detail the calculation of the REIT Shares Amount (as defined in the Partnership Agreement) with respect to the Pledged Units (as if all such Pledged Units were Tendered Units (as defined in the Partnership Agreement)) immediately prior to and immediately after giving effect to such redetermination. If such REIT Shares Amount immediately prior to such redetermination exceeds such REIT Shares Amount immediately after giving effect to such redetermination, the Pledgor shall deliver with such certificate a certificate or certificates, duly indorsed in blank, representing Partnership Units equal to the amount of such excess, which Partnership Units shall be and become Pledged Collateral hereunder. If such REIT Shares Amount immediately after such redetermination exceeds such REIT Shares Amount immediately prior to such redetermination, the Lender shall release from the Lien hereof Pledged Units in an amount equal to such excess upon delivery of a certificate or certificates, duly indorsed in blank, representing Partnership Units in a number permitting such release to be effected.

                Section 8.  Actions and Further Assurances.  The Pledgor shall
                            ------------------------------
appear in and defend any claim or any action or other proceeding purporting to affect any of the Pledged Collateral or the rights or interests of the Lender under this Agreement, and give the Lender prompt written notice of any

PLEDGE AGREEMENT
such claim, action or proceeding, and the Lender may, at the Pledgor's expense, appear in and defend any such claim, action or proceeding and any claim, action or other proceeding asserted or brought against the Lender in connection with or relating to any of the Pledged Collateral or this Agreement. The Pledgor shall also take or cause to be taken such further action and execute and deliver or cause to be executed and delivered such further certificates, instruments and other documents as the Pledgor from time to time may reasonably require to maintain, perfect, maintain the priority of, protect, assure and confirm the Lender's rights, powers, remedies and interests, the Pledgor's obligations and the intention of the parties under this Agreement.

           Section 9. Lender Appointed Attorney-in-Fact.  The Pledgor hereby
                      ---------------------------------
appoints the Lender the Pledgor's attorney-in-fact, will full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion upon the occurrence and during the continuance of any Event of Default to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 5), including, without limitation, (a) to deliver to the General Partner (as defined in the Partnership Agreement), on behalf of and in the name of the Pledgor, a Notice of Exchange or a Notice of Put (as such terms are defined in the Partnership Agreement) with respect to the Pledged Units and to direct the General Partner to distribute all REIT Shares (as defined in the Partnership Agreement) directly to, and register such REIT Shares in the name of, the Lender in the case of an Exchange (as defined in the Partnership Agreement) and pay the Put Amount (as defined in the Partnership Agreement) directly to the Lender in the case of a Put (as defined in the Partnership Agreement), and (b) to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution or payment in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

           Section 10. Lender May Perform.  If the Pledgor fails to perform any
                       ------------------
agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Pledgor under Section 13.

           Section 11. The Lender's Duties.  The powers conferred on the Lender
                       -------------------
hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property.

           Section 12. Remedies upon Default.  If any Event of Default shall
                       ---------------------
have occurred and be continuing:

PLEDGE AGREEMENT

              (a)  The Lender may exercise in respect of the Pledged
          Collateral, in addition to other rights, powers and remedies provided for herein or otherwise available to it, all the rights, powers and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of California at that time (the "Code")
                                                                       ----
          (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Pledgor hereby authorizes the Lender to exercise or refrain from exercising the Exchange Rights and/or the Put Rights in the sole discretion of the Lender and agrees that, upon the request of the Lender, the Pledgor will promptly deliver to the General Partner (as defined in the Partnership Agreement) a Notice of Exchange or a Notice of Put (as such terms are defined in the Partnership Agreement) with respect to the Pledged Units as directed by the Lender and direct the General Partner to distribute all REIT Shares (as defined in the Partnership Agreement) directly to, and register such REIT Shares in the name of, the Lender in the case of an Exchange (as defined in the Partnership Agreement) and pay the Put Amount (as defined in the Partnership Agreement) directly to the Lender in the case of a Put (as defined in the Partnership Agreement). The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

              (b) Any cash held by the Lender as Pledged Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Lender pursuant to Section 13) in whole or in part by the Lender against, all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

Each of the rights, powers and remedies provided in this Agreement is cumulative and not exclusive of, and shall not prejudice, any other right, power or remedy provided in this Agreement or by applicable laws or under any other Loan Document. Each right, power or remedy may be exercised from time to time as often as deemed necessary by the Lender, and in such order and manner as the Lender may determine. No failure or delay on the part of the Lender in exercising any right, power or remedy shall operate as a waiver of such right, power or remedy nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise of such right, power or remedy or of any other right, power or remedy.

                SECTION 13.  EXPENSES.  The Pledgor will upon demand pay to the
                             --------
Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any

PLEDGE AGREEMENT
experts and agents, which the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

           Section 14.  Action with Respect to Obligations or Collateral.  The
                        ------------------------------------------------
Pledgor authorizes the Lender, without notice or demand and without affecting the Pledgor's liability under or the enforceability of this Agreement or any Pledged Collateral, from time to time to: (a) supplement, modify, amend, renew, extend, accept partial payments or performance on or otherwise change the time, manner or place of payment or performance or the interest rate or other terms or the amount of, or release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer or consent to the transfer of or enter into or give any other agreement, approval, waiver or consent with respect to or in exchange for any Secured Obligations or any Collateral or any of the Loan Documents; (b) receive and hold additional Collateral or guaranties; (c) release any other Loan Party from any personal liability with respect to any Secured Obligations and participate in any bankruptcy or reorganization of any other Loan Party in such manner as the Lender may determine; and (d) accelerate, settle, compromise, compound, sue for, collect or otherwise liquidate, enforce or deal with any Secured Obligations or any Collateral (including judicial or nonjudicial sale or other disposition of any Collateral), bid and purchase at any sale or other disposition of any Collateral and apply any Collateral and any proceeds or other payments received by the Lender, in each case in such order and manner as the Lender may, in its sole and absolute discretion, determine in compliance with applicable law.

           Section 15.  Security Interest Absolute; Waiver of Defenses.  (a) The
                        ----------------------------------------------
obligations of the Pledgor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be bought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. All rights of the Lender and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of;

           (i) any lack of validity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument relating hereto;

           (ii) any present or future law, rule, regulation, order, writ, judgment, injunction, decree, determination or award affecting the terms of, or the Lender's rights, powers or remedies with respect to, all or any of the Secured Obligations or Collateral;

           (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or the Notes, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

           (iv) any taking, exchange, discharge, release or non-perfection of any other Collateral, or any taking, discharge, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

PLEDGE AGREEMENT

                (v) any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or any other assets of the Borrower or any of its Subsidiaries;

                (vi) any change, restructuring or termination of the corporate structure of existence of the Borrower or any of its Subsidiaries or any other Loan Party;

               (vii) any failure of the Lender to disclose to the Pledgor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to the Lender (the Pledgor hereby waiving any duty on the part of the Lender to disclose such information); or

              (viii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a third party pledgor.

                (b) The Pledgor hereby waives promptness, diligence, notice of acceptance and any other notice (except for any such other notice specifically required by the terms of any Loan Document) with respect to any of the Secured Obligations and this Agreement and any requirement that the Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

                (c) The Pledgor acknowledges that the Lender may, without notice to or demand upon the Pledgor and without affecting the liability of the Pledgor under this Agreement, foreclose under any Mortgage by nonjudicial sale, and the Pledgor hereby waives all rights and defenses (including, without limitation, any defense to the recovery by the Lender against the Pledgor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law (including, without limitation, Sections 580a and 580d of the California Code of Civil Procedure or any statute or law in any other jurisdiction having similar effect)) arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Secured Obligation, has destroyed the Pledgor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

                (d) The Pledgor hereby further irrevocably waives, to the fullest extent permitted under applicable law, any suretyship defense that may be derived from or under the laws of any jurisdiction (including any such defenses afforded by California Civil Code Sections 2808, 2809, 2819, 2845, 2849 or 2850).

                Section 16.  Waiver of Subrogation.  The Pledgor agrees that it
                             ---------------------
will not exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Secured Obligations under this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against the Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on

PLEDGE AGREEMENT
account of such claim, remedy or right, unless and until all of the Secured Obligations and all other amounts payable under this Agreement shall have been paid in full in cash, all Bank Hedge Agreements shall have expired or terminated and the Commitments shall have expired or terminated. If any amount shall be paid to the Pledgor in violation of the preceding sentence at any time prior to the latest of (i) the payment in full in cash of the Secured Obligations and all other amounts payable under this Agreement, (ii) the Termination Date and (iii) the expiration or termination of all Bank Hedge Agreements, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Secured Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Secured Obligations or other amounts payable under this Agreement thereafter arising. If (i) the Pledgor shall make payment to the Lender of all or any part of the Secured Obligations, (ii) all of the Secured Obligations and all other amounts payable under this Agreement shall be paid in full in cash and (iii) the Termination Date shall have occurred and all Bank Hedge Agreements shall have expired or terminated, the Lender will, at the Pledgor's request and expense, execute and deliver to the Pledgor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Pledgor of an interest in the Secured Obligations resulting from such payment by the Pledgor.

          Section 17.  Subordination.  (a) As used herein, (i) the term
                       -------------
"Subordinated Debt" means all indebtedness and other obligations of the Borrower
 -----------------
to the Pledgor whether now or hereafter existing (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof or in connection therewith; and
(ii) the term "Insolvency Proceeding" means any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Borrower or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar proceeding under any bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower or otherwise.

          (b) The Pledgor agrees that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Obligations of the Borrower and the Pledgor now or hereafter existing under the Loan Documents, whether for principal, interest (including interest accruing after the filing of a petition initiating any Insolvency Proceeding, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise.

          (c) Except for payments specifically permitted under the Credit Agreement, (i) no payment (including any payment that may be payable by reason of any other indebtedness of the Borrower being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of the Borrower for or on account of any Subordinated Debt, and (ii) the Pledgor agrees that it will not demand, take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, including from or by way of collateral, payment of all or any of the Subordinated Debt, unless and until the Obligations of the Borrower under the Credit Agreement and the other Loan Documents shall have been finally paid in full in cash and all obligations of the Lender under the Credit Agreement shall have been terminated.

          (d) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Pledgor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Lender, shall be segregated from other funds and property held by the Pledgor and shall be forthwith paid over to the Lender in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment of the Secured Obligations in accordance with the terms hereof.

          (e) The Pledgor shall not: (i) sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt, or (ii) permit the terms of any of the Subordinated Debt to be changed in such a manner as to have an adverse effect upon the rights or interests of the Lender hereunder.

          Section 18.  Place of Perfection; Records.  The Pledgor shall keep its
                       ----------------------------
chief place of business and chief executive office and the office where it keeps its records concerning the Pledged Collateral and original copies of the Partnership Agreement, at the location specified in Section 22 hereof, or, upon 30 days' prior written notice to the Lender, at any other locations in a jurisdiction where all actions required by Sections 6 and 8 hereof shall have been taken with respect to the Pledged Collateral. The Pledgor shall hold and preserve such records and Partnership Agreement and shall permit representatives of the Lender at any time during normal business hours and upon advance notice to inspect and make abstracts from such records and Partnership Agreement.

          Section 19.  Estoppel Certificates and Notices.  The Pledgor shall use
                       ---------------------------------
reasonable efforts to obtain from the Operating Partnership such estoppel certificates as the Lender may reasonably request from time to time.

          Section 20.  Amendments, Etc.  No amendment or waiver of any provision
                       ----------------
of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 21.  Continuing Security Interest; Assignments under Credit
                       -----------------------------------------------------
Agreement.  This Agreement shall create a continuing security interest in
----------
the Pledged Collateral and shall (i) remain in full force and effect until the latest of (A) the payment in full of the Secured Obligations and all other amounts payable under this Agreement, (B) the Termination Date, and (C) the expiration or termination of all Bank Hedge Agreements, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Lender may, to the extent permitted by Section 8.07 of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of the Commitment, the Advances and the Notes) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise. Upon the later of the payment in full of the Secured Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitment, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Lender will, at the Pledgor's expense, return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and

PLEDGE AGREEMENT
deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

        Section 22.  Addresses for Notices.  All notices and other
                     ---------------------
communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Pledgor, at its address at 1633 26th Street, Santa Monica, California 90404, Telecopier No. (310) 828-5169,
Attention: David G. Price, Trustee, and if to the Lender, at its address specified in the Credit Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

        Section 23.  Governing Law; Terms.  This Agreement shall be governed by,
                     --------------------
and construed in accordance with, the laws of the State of California, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of California. Unless otherwise defined herein or in the Credit Agreement, terms defined in Division 9 of the Code are used herein as therein defined.

        Section 24.  Jurisdiction; Waiver of Jury Trial, Etc.  (a) The Pledgor
                     ---------------------------------------
hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California State court or federal court of the United States of America sitting in Los Angeles, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any action or proceeding may be heard and determined in any such California State court or, to the extent permitted by law, in such federal court. The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents to which it is or is to be a party in the courts of any jurisdiction.

        (b) The Pledgor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is or is to be a party in any California State or federal court. The Pledgor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (c) The Pledgor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby or the actions of the Lender in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                  PRICE REVOCABLE TRUST,
                                  a Trust formed under the laws of California



                                   By: /s/ David G. Price
                                      --------------------------------------
                                      David G. Price
                                      Trustee

                                  Schedule I
                                  ----------
                                 Pledged Units



1. 1,547,389 partnership units expressing limited partnership interests in National Golf Operating Partnership, L.P., certificate No. 57.

                                       1